Exhibit 99.1

BioCryst Expands Development of BCX7353 to Explore Treatment of Acute HAE Attacks

“ZENITH-1” Clinical Trial to Evaluate an Oral Liquid Formulation

RESEARCH TRIANGLE PARK, N.C., April 12, 2017 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare diseases, announced today plans to explore a new oral liquid formulation of BCX7353 for the treatment of acute attacks in patients with hereditary angioedema (HAE).  The Company has received initial regulatory approvals in Europe to initiate the ZENITH-1 exploratory clinical trial this summer.

“To complement the attractive profile of our prophylactic treatment program, as evidenced by the interim results from our APeX-1 trial, we made a decision to explore an additional indication for the treatment of acute attacks with a new oral liquid formulation.  The rapid absorption and long half-life of BCX7353 observed after single oral doses in healthy volunteers, and the strong encouragement from disease experts and patient advocates have motivated us to explore ‘7353 as an acute treatment,” said Jon Stonehouse, Chief Executive Officer. “We believe this new formulation can fill an unmet need for patients with less frequent attacks who are looking for better ways to manage their illness. This initiative has the potential to provide patients with a more convenient option for the treatment of acute attacks, and if successful, the first oral acute therapy for HAE.”

The purpose of ZENITH-1 is to explore whether single oral doses of a liquid formulation of BCX7353 could have utility in the treatment of acute angioedema attacks in patients with hereditary angioedema. It is designed as a randomized, double-blind, placebo controlled, dose-ranging trial with BCX7353 self-administered at home to treat attacks. Additional information and clinical trial design will be provided upon completion of the regulatory process and trial initiation.

About BCX7353

Discovered by BioCryst, BCX7353 is a novel, once-daily, selective inhibitor of plasma kallikrein currently in development for the prevention of angioedema attacks in patients diagnosed with HAE. With the initiation of the ZENITH-1 clinical trial, the oral liquid formulation of BCX7353 will be evaluated for treating acute angioedema attacks. BCX7353 has been generally safe and well tolerated in the ongoing Phase 2 ApeX-1 clinical trial and in clinical pharmacology studies in healthy volunteers.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in rare diseases. BioCryst has several ongoing development programs: BCX7353 and other second generation oral inhibitors of plasma kallikrein for hereditary angioedema, and galidesivir, a broad spectrum viral RNA polymerase inhibitor that is a potential treatment for filoviruses. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Japan, Taiwan and Korea. Post-marketing commitment development activities for RAPIVAB are ongoing, as well as activities to support regulatory approvals in other territories. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: developing any HAE drug candidate may take longer or may be more expensive than planned; ongoing and future preclinical and clinical development of HAE second generation drug candidates (including APeX-1 and ZENITH-1) may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; that the Company may not advance human clinical trials with product candidates as expected; that the FDA may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates; that BioCryst may not receive additional government funding to further support the development of galidesivir; that galidesivir development may not be successful; that BARDA and/or NIAID may further condition, reduce or eliminate future funding; that revenue from peramivir injection is unpredictable and may never result in significant revenue for the Company; that the Company may not be able to continue development of ongoing and future development programs; that such development programs may never result in future products; that actual financial results may not be consistent with expectations, including that 2017 operating expenses and cash usage may not be within management's expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910